POWER EFFICIENCY CORPORATION

                            ANNUAL PURCHASE AGREEMENT
                               FOR THE PURCHASE OF
                             PERFORMANCE CONTROLLERS
                             ("Purchase Agreement")

                                        PREPARED FOR:
                                 MILLAR ELEVATOR
                                 SERVICE COMPANY
                                    (REVISED)


                                 AUGUST 17,2000



              4220 VARSITY DRIVE, SUITE 3 ANN ARBOR, MICHIGAN 48108
                      TEL (734) 975-9111 FAX (734 975-9115
                           www.performancecontrol.com



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                            ANNUAL PURCHASE AGREEMENT
                               FOR THE PURCHASE OF
                             PERFORMANCE CONTROLLERS
                             ("Purchase Agreement")

1.      DATE AND TERM
This Purchase Agreement is made September 1 2000, and shall apply to orders made according to this Purchase Agreement, from September 1, 2000 and shall continue valid until September l, 2001.

2.      PARTIES
        (a) Millar Elevator Service Company    (the Purchaser)
            1530 Timberwolf Drive
            Holland, Ohio 43528      (the Purchaser's primary place of business)

        (b) Power Efficiency Corporation       (the Supplier)
            4220 Varsity Drive, Suite E
            Ann Arbor, Michigan 48108 (the Supplier's primary place of business)

        Orders applicable to this Purchase Agreement may be made directly by the Purchaser o any of the products listed in Appendix 7 ("Participating Units"), or subsequently added the list by the Parties. The Purchaser shall establish its own ordering procedures with the Supplier.

        The Purchaser and the Supplier shall always communicate directly regarding any specific Order.

3.      APPLICABLE TERMS

        The General Terms and Conditions of Purchase, attache Appendix 2 ("GTC"), shall as apply and the application of any other general terms and conditions is specifically excluded.

4.      SCOPE OF THE PURCHASE AGREEMENT

        The Purchaser shall purchase, via separate Purchase Orders ("Order"), the following Equipment from the Supplier: Performance Controller

        Subject to the quality of the Equipment meeting the requirements of the Purchaser and the availability of the Equipment by the Supplier, the Purchaser shall prefer the purchases of the Equipment from the Supplier.


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        Appendix 1 (Specification) is the detailed description of the Equipment.

        Appendix 3 (Technical Documentation) is the list of drawings and other technical documents to be delivered with the Equipment, including the delivery times thereof.

5.      DELIVERY

        The Supplier shall deliver the Equipment to the Purchaser FOB Ann Arbor (INCOTERMS 1990) .

        Supplier shall only be obligated to deliver the Equipment to location designated by Purchaser in Appendix 1, located in the United States. Supplier shall have no obligation to deliver the Equipment to multiple locations or locations outside the United States.

        The Delivery Time (GTC 4) shall be stated on the order transmittal, and calculated from the date of each Purchase Order.

6.      PURCHASE PRICE

        The Purchase Prices for the Equipment shall be as set out in the Price List attached hereto as Appendix 4. The Supplier will incorporate last column pricing throughout each twelve-month period.

        The Purchase Prices shall fully cover the costs for all the obligations of the Supplier and the Supplier shall not be entitled to mark any additional charges, such as packing, cartage, drayage or handling charges or charges for small deliveries.

7.      TIME OF PAYMENT

        Payments shall be made within thirty (30) days calculated from the Delivery of each ordered Equipment subject to the receipt of the Supplier's respective invoice.

8.      VOLUME INDICATIONS

        Any indications as to the volumes of Equipment to be purchased by the Purchaser during the validity of this Purchase Agreement are given as the best estimate only and shall not be construed as legally binding.

9.      DAMAGES (GTC 4.3)

        If the Supplier fails to deliver the equipment at the times specified in
        Article 5 of this Purchase Agreement and on the individual Purchase Orders, and the Purchaser pays or incurs any damages, penalty or other charges for a late delivery or performance under the terms of the Purchase Agreement on account of Supplier's late delivery, Supplier shall immediately indemnify and hold harmless the Purchaser therefore from all such damages and costs.


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10.     GUARANTEE PERIOD (GTC 5.4)

        The Guarantee Period for the Equipment shall be 18 months from Delivery of the equipment, or twelve (12) months after installation, whichever is first. Appendix 6

11.     CONTRACT DOCUMENTS

        In the event of any conflict between the provisions of this document and any Appendix to this Purchase Agreement listed below, or between any two Appendixes, this document shall govern and Appendices shall be interpreted in their numbered order.

        Appendix 1    Specification
        Appendix 2 General Terms and Conditions of the Purchase Appendix 3 Technical Specification Appendix 4 Price List Appendix 5 Example of Purchase Order Form Appendix 6 Warranty Appendix 7 Participating Units

12.     PARTIES REPRESENTATIVES (GTC 8)

        For the Purchaser:   /s/ Rod Hoyving
                             ---------------------------------------------------
                             Rod Hoyving, Vice President

        For the Supplier:    /s/ Stephen L. Shulman, President
                             ---------------------------------------------------
                             Stephen L. Shulman, President


13.     OTHER PROVISIONS

        This Agreement contains all the terms agreed upon between the parties with respect to the subject matter hereof and supersedes all agreements, and communications, whether oral or written, pertaining to the subject of this Agreement. Any modifications to this Agreement may be accomplished only by amendment as accepted by both parties in writing, to be effective from the agreed date.

The parties have executed this Purchase Agreement in two identical copies, one for each party.

WITNESSES:                                  "SUPPLIER"
                                            Power Efficiency Corporation,
                                            a Delaware Corporation

                                       By: /s/ Stephen L. Shulman
--------------------------                 ----------------------
                                           Stephen L. Shulman
--------------------------                  Managing Member


                                            Date: 9/20/00


                                            "PURCHASER"
                                            Millar Elevator Service Company, a
                                            Division of the Schindler Group

                                          By: /s/ Rod Hoyving
--------------------------                    --------------------

--------------------------
                                            Date: 9/1/2000